Exhibit 10.2

FIRST AMENDMENT TO

AMENDED AND RESTATED EMPLOYMENT AGREEMENT

This FIRST AMENDMENT dated as of December 31, 2021 (“First Amendment”) TO AMENDED AND RESTATED EMPLOYMENT AGREEMENT dated as of the 11th day of March, 2020 (“Agreement”), is by and among Party City Holdings Inc., a Delaware corporation (the “Company”), Party City Holdco Inc., a Delaware corporation (“Holdco”), and James M. Harrison (the “Executive”) and effective as of the date hereof.

WHEREAS, the Agreement is set to expire pursuant to its own terms on December 31, 2021, following which the Executive shall no longer be employed as Vice Chairman or serve on the Company’s or Holdco’s Board of Directors; and

WHEREAS, the Company, Holdco and the Executive desire to amend the Agreement in accordance with Section 12(a) thereof to confirm the termination of the Employment Period of Executive as of December 31, 2021, and that subsequent thereof, Executive shall continue Executive’s Board service through the remainder of his term ending at Holdco’s annual meeting of stockholders in 2022 (the “Annual Meeting”).

NOW, THEREFORE, in consideration of the mutual promises and covenants contained in this Amendment and the Agreement, and other valuable consideration, the parties hereto hereby amend the Agreement as set forth below.

1. Section 1. Section 1 of the Agreement is hereby deleted in its entirety and replaced as follows:

“Employment Period. The Company and Holdco shall continue to employ the Executive, and the Executive agrees to, and shall, serve the Company and Holdco, on the terms and conditions set forth in this Agreement, for the period beginning on the Effective Date and ending on December 31, 2021 unless sooner terminated as set forth hereinafter (the “Employment Period”).”

2. Section 4. The first two sentences of Section 4 of the Agreement are hereby deleted in their entirety.

3. Section 9(e). Section 9(e) of the Agreement is hereby deleted in its entirety and replaced as follows:

“Restriction Period. The term “Restriction Period” as used herein shall mean the period beginning on the date hereof and ending on the date that is twenty-four (24) months following the date on which the Executive’s service on the Board terminates for any reason.”

4. Effect of Termination. Section 5(e) of the Agreement shall be deemed to apply to the termination of the Employment Period effective as a result of this Amendment.

5. Compensation for Service as Director. Notwithstanding anything contained herein or in the Agreement to the contrary, the parties acknowledge and agree that Executive shall be entitled to participate in the Company’s non-employee director compensation plan then-in-effect from and after the date hereof through the date of the Annual Meeting on a pro-rata basis; provided, further, (i) Sections 3(e) and 5(g) of the Agreement shall continue to be effective in accordance with their respective terms and (ii) Executive shall be entitled to reimbursement of expenses for Board service in a manner consistent with policies and procedures applicable to other Board directors.

6. Miscellaneous. Except as expressly amended, modified or supplemented by this Amendment, the terms and conditions of the Agreement shall remain in full force and effect in accordance with the terms thereof. As of the date of this Amendment, all references in the Agreement to the “Agreement” and any other reference of similar effect shall refer to the Agreement as amended by this Amendment. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without reference to principles of conflict of laws. The captions of this Amendment are not part of the provisions hereof and shall have no force or effect. The capitalized terms used in this Amendment but not defined herein shall have the same meaning as in the Agreement. The provisions of this Amendment are deemed incorporated into the Agreement as if stated in full therein and in the event of any conflict between the terms of this Amendment and the Agreement, the terms and conditions of this Amendment shall control. This Amendment may be executed in counterparts, each of which shall be deemed to be an original, but all of which shall together constitute one and the same instrument. Receipt of an executed signature page by facsimile, email or other electronic transmission shall constitute delivery hereof. Electronic records of an executed Amendment shall be deemed to be originals.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Executive has hereunto set the Executive’s hand and, pursuant to the authorization of their respective boards of directors, the Company and Holdco have each caused this Amendment to be executed in its name on its behalf, all as of the day and year first above written.

PARTY CITY HOLDINGS INC.

By:	/s/ Denise Kulikowsky
Name: Denise Kulikowsky
Title: Chief Human Resources Officer

PARTY CITY HOLDCO INC.

By:	/s/ Denise Kulikowsky
Name: Denise Kulikowsky
Title: Chief Human Resources Officer

/s/ James M. Harrison
JAMES M. HARRISON

[Signature page to First Amendment to Amended and Restated Employment Agreement]